Exhibit 10.5

                                  AGREEMENT


      AGREEMENT made as of March 15, 1999 between PC DYNAMICS CORPORATION, a Texas corporation ("PC DYNAMICS"), and PC Dynamics of Texas, Inc. a Texas corporation ("BUYER").

     WHEREAS, PC DYNAMICS is engaged in the business of manufacturing primed circuit boards, which business is conducted at PC DYNAMICS' owned facility located in Frisco, Texas (the "Facility").

      WHEREAS, PC DYNAMICS desires to sell to, and BUYER desires to purchase, certain of the assets at PC DYNAMICS, subject to certain of the liabilities of PC DYNAMICS, on the terms and conditions herein.

      NOW, THEREFORE, for and in consideration of the obligations and payments recited herein, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

      Section 1.     Purchase and Sale of Assets.

      1.1 On the terms and subject to the conditions set forth in this Agreement, at the Closing, BUYER will purchase from PC DYNAMICS, and PC
 DYNAMICS will sell, transfer, assign, convey and deliver to BUYER; all of the following assets (the "Assets"):

           (a)  the machinery, equipment, and furniture owned by PC  DYNAMICS
      on  the  Closing  Date  and  listed  on  Schedule  1  attached   hereto
      (collectively, the "Equipment"); and

           (b) the raw materials and supplies, work and goods in process and finished goods inventories owned by PC DYNAMICS on the Closing Date, excluding obsolete inventory or finished goods inventory that is not subject to a purchase order, and listed on Schedule 2 attached hereto (collectively, the "Inventory"):

           (c) all accounts receivable due to PC DYNAMICS on the Closing Date and listed on Schedule 3 attached hereto (collectively, the "Accounts Receivable");

           (d) all deposits of PC DYNAMICS which are listed on Schedule 4 attached hereto (collectively, the "Deposits");

           (e) all contracts, agreements, purchase or sale orders to which PC DYNAMICS is a party (collectively, the "Contracts").

           (f) to the extent legally assignable, all licenses, approvals, permits and certificates obtained from governmental agencies and held by PC DYNAMICS as of the Closing Date;

           (g)  all telephone numbers currently assigned to PC DYNAMICS;

           (h)  the name "PC DYNAMICS"  and any related  or derivative  name;
      and

           (i) the business of PC DYNAMICS as a going concern and all goodwill of, in, related to or associated with such business.


      1.2 Notwithstanding anything contained in Section 1.1 to the contrary, PC DYNAMICS is not selling, and BUYER is not purchasing, pursuant to this Agreement, any of the following, all of which shall be retained by PC DYNAMICS:

           (a) the consideration delivered or to be delivered to PC DYNAMICS pursuant to this Agreement;

           (b) the right of PC DYNAMICS to enforce the obligations of BUYER under the Transaction Documents (as defined below);

           (c)  the cash and bank accounts of PC DYNAMICS;

           (d)  any  claims  asserted  by  PC  DYNAMICS  in  any   litigation
      involving  PC DYNAMICS;

           (e) PC DYNAMICS' minute books, tax returns and other corporate documents

           (f)  the Facility; and


           (g)  any other  asset  which  is not  specifically  enumerated  in


      1.3 BUYER acknowledges and agrees that PC DYNAMICS makes no warranties with respect to the Assets and the Assets are being said "AS IS" and "WHERE IS" and all warranties, express or implied, of merchantability or fitness for purpose or otherwise with respect in the condition, quality or suitability of the Assets, are hereby expressly disclaimed.

      1.4 As promptly as practicable after the Closing, and in consideration of the obligations and payments recited herein, M-Wave, Inc. agrees to: (i) cause PC DYNAMICS to transfer any remaining assets and liabilities (contingent or otherwise) of PC DYNAMICS to M-Wave, Inc. and (ii) immediately thereafter transfer to PlC all of the outstanding shares of PC DYNAMICS to PIC.

      Section 2.     Consideration to be Paid by BUYER.

      2.1 The purchase price for the Assets shall be paid by BUYER as follows:

           (a) At the Closing. BUYER shall pay to PC DYNAMICS an amount equal to eight hundred ninety three thousand and three hundred nineteen dollars ($893,319) by wire transfer of immediately available funds to an account designated in writing by PC DYNAMICS;

           (b) At the Closing, BUYER shall pay to PC DYNAMICS an amount equal to seven hundred seventy three thousand four hundred and seventy nine dollars ($773,479) in the form of BUYER's promissory note payable to PC DYNAMICS in the form attached hereto as Exhibit A-1 (the "Note A-1"):

           (c) At the Closing, BUYER shall pay to, PC DYNAMICS an amount equal to two hundred ninety three thousand and twenty-five dollars ($293,025) in the form of BUYER'S promissory note payable to PC DYNAMICS in the form attached hereto as Exhibit A-2 (the "Note A-2", and together with the Note A-1, the "Notes").

          (d) At the Closing, BUYER shall execute and deliver to PC DYNAMICS the royalty agreement in the form attached hereto as Exhibit B (the "Royalty Agreement").

      2.2 As further consideration for consummation of the transactions contemplated hereby, BUYER shall assume and agree to thereafter pay when due and discharge and indemnify PC DYNAMICS and hold PC DYNAMICS harmless with respect to the executory liabilities and obligations of PC DYNAMICS under each Contract assigned to BUYER pursuant to Section 1.1(e) hereof.

      2.3 The assumption by BUYER of liabilities of PC DYNAMICS pursuant to this Agreement shall in no way expand the rights or remedies of any third party against BUYER or PC DYNAMICS as compared to the rights and remedies which such third party would have had against PC DYNAMICS had BUYER not assumed such liabilities. Without limiting the generality of the foregoing, the assumption by BUYER of liabilities of PC DYNAMICS pursuant to this Agreement shall not create any third party beneficiary rights.

      2.4 The purchase price shall be allocated by the parties among the Assets as follows: Accounts Receivable, Inventory, Equipment and Utility Deposits, at book value, as of the Closing Date. The parties shall file all tax returns and Form 8594 consistent with the allocation of the purchase price as provided herein.

      Section 3.     Closing and Closing Date.

      3.1 The consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois, at 8:00 a.m., Chicago time, on the date hereof (the "Closing Date"), or at such other place or on such other date as PC DYNAMICS and BUYER may agree.

      3.2  At or prior to the Closing, BUYER shall deliver to PC DYNAMICS:

           (a) the cash required to be delivered by BUYER at the Closing in accordance with Section 2.1(a) hereof,

           (b)  each of the Notes executed by BUYER;

           (c)  the Royalty Agreement executed by BUYER;

           (d) a lease in the form of Exhibit C attached hereto with respect to the Facility (the "Lease") executed by BUYER;

           (e) an assumption of liabilities executed by BUYER in the form of Exhibit D attached hereto (the "Assumption Agreement");

           (f) a bill of sale executed by BUYER in the form of Exhibit E attached hereto (the "Bill of Sale"); and

           (g) such other documents executed by BUYER required to effect the transactions contemplated hereby.

      3.3  At or prior to the Closing, PC DYNAMICS shall deliver to BUYER:

           (a)  the Royalty Agreement executed by PC DYNAMICS;

           (b)  the Security Agreement executed by PC DYNAMICS;

           (c)  the Lease executed by PC DYNAMICS;

           (d)  the Assumption of Liabilities executed by PC DYNAMICS;

           (e)  a Bill of Sale executed by PC DYNAMICS;

           (f) a subordination agreement in the form of Exhibit F attached hereto;

           (g) a consent by PC DYNAMICS' mortgagor to the Lease, which consent is mutually acceptable to such mortgagor and BUYER; and

           (h) such other documents executed by PC DYNAMICS required to effect the transactions contemplated hereby.

      3.4 The parties acknowledge and agree that (a) each of Performance Interconnect Corp., a Texas corporation, and Mr. D. Ronald Allen has executed and delivered to PC DYNAMICS a guarantee in the form of Exhibit G attached hereto (the "Guarantee"); and (b) M-Wave, Inc. has executed and delivered the Non-Compete Agreement in the form of Exhibit H attached hereto.

      Section 4.     Representations and Warranties.

      4.1  PC DYNAMICS represents and warrants to BUYER as follows:

           (a) PC DYNAMICS is a corporation duly organized, validly existing and in good standing under the laws of Texas.


           (b) PC DYNAMICS has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and all other agreements, instruments, certificates and other documents to be entered into or delivered by any party to this Agreement in connection with the transactions contemplated hereby (collectively, the "Transaction Documents") and to perform its obligations pursuant to the Transaction Documents.

           (c) The execution, delivery and performance of the Transaction Documents by PC DYNAMICS, and the consummation by PC DYNAMICS of the transactions contemplated by the Transaction Documents, have been authorized by the Board of Directors of PC DYNAMICS and no other corporate action is necessary for the execution, delivery and performance by PC DYNAMICS of the Transaction Documents and the consummation by PC DYNAMICS of the transactions contemplated by the Transaction Documents. Each of the Transaction Documents constitutes the valid and legally binding obligations of PC DYNAMICS, enforceable in accordance with its terms and conditions.

           (d) All of the Assets are owned by PC DYNAMICS and are free of any and all liens and encumbrances, except as set forth on Schedule 5.

      4.2  BUYER represents and warrants to PC DYNAMICS as follows:

           (a) BUYER is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

           (b) BUYER has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and all other Transaction Documents and to perform its obligations pursuant to the Transaction Documents.

           (c) The execution, delivery and performance of the Transaction Documents by BUYER, and the consummation by BUYER of the transactions contemplated by the Transaction Documents, have been authorized by the Board of Directors of BUYER and no other corporate action is necessary for the execution, delivery and performance by BUYER of the
      Transaction Documents and the consummation by BUYER of the transactions contemplated by the Transaction Documents. Each of the Transaction Documents constitutes the valid and legally binding obligations of BUYER, enforceable in accordance with its terms and conditions.

      Section 5.     Indemnification.

      5.1 Indemnification by PC DYNAMICS. PC DYNAMICS shall indemnify and hold harmless BUYER in respect of any and all claims, losses,, liabilities, and expenses (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions) reasonably incurred by BUYER, in connection with each and all of the following:

           (a)  any   breach of  any representation  or warranty  made by  PC
      DYNAMICS in this Agreement;

           (b)  the breach of  any covenant,  agreement or  obligation of  PC
      DYNAMICS  contained  in   this  Agreement  or   any  other   instrument
      contemplated by this Agreement; and

           (c)  any  liabilities   or   obligations  of   PC   DYNAMICS   not
      specifically assumed by BUYER pursuant to this Agreement.

      5.2 Indemnification by BUYER. BUYER shall indemnify and hold harmless PC DYNAMICS in respect of any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by PC DYNAMICS, in connection with each and all of the following:

           (a) any breach of any representation or warranty made by BUYER in this Agreement; and

           (b) any failure by BUYER to pay any liability or fulfill any obligation of PC DYNAMICS assumed by BUYER pursuant to this Agreement or any other breach of any covenant, agreement or obligation of BUYER contained in this Agreement or any other instrument contemplated by this Agreement.

      5.3 Claims for Indemnification. Whenever: any claim shall arise for indemnification hereunder, the party entitled to indemnification (the
 "indemnified party") shall promptly notify the other party (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit after notification thereof as provided in Section 5.4 of this Agreement.

      5.4 Defense by lndemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding with counsel reasonably satisfactory to the party asserting such indemnification claim if the indemnifying party acknowledges in writing its obligations to indemnify the indemnified party with respect to all elements of such claim. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying parry does not assume the defense of any such claim or litigation resulting therefrom, (a) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but, not limited to, settling such claim or litigation, after giving notice of the same in the indemnifying party, on such terms as the indemnified party may deem appropriate, and (b) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner.

      Section 6 Collection of Accounts Receivable.

      6.1 For a period at three (3) months after the Closing Date (the "Collection Period") BUYER shall use its reasonable best efforts to collect the Accounts Receivable. BUYER may, but shall not be obligated to, use a collection agency or commence legal actions in connection with such collection efforts. BUYER shall maintain complete records of all customer payments received by BUYER. During the Collection Period, authorized representatives of PC DYNAMICS shall have reasonable access to BUYER's premises, credit personnel and accounts receivable records, including without limitation, bank deposits and cash receipts information, for the purpose of monitoring BUYER's collection procedure with respect to the Accounts Receivable and consulting with BUYER concerning such procedure. PC DYNAMICS may, but shall not be obligated to, use a collection agency or commence legal actions in an effort to collect the Accounts Receivable during the Collection Period upon reasonable notice to BUYER. Within ten
 (10) business days after the end of each month during the Collection Period, BUYER shall furnish to PC DYNAMICS a statement setting forth the Accounts Receivable showing the aging thereof as of the end of such month. Promptly after the expiration of the Collection Period, BUYER shall advise PC DYNAMICS of those Accounts Receivable which have not been collected as of the end of the Collection Period which BUYER wishes PC DYNAMICS to purchase. BUYER shall assign and sell to PC DYNAMICS (without recourse to BUYER) all such designated Accounts Receivable then remaining unpaid for a purchase price equal to the book value of the Accounts Receivable as set forth
 Schedule 3 after deducting the aggregate amount collected by BUYER during the Collection Period.

      6.2 Upon PC DYNAMICS' repurchase of any unpaid Account Receivable pursuant to this Section. (a) BUYER shall promptly deliver to PC DYNAMICS any tangible evidence of such Account Receivable then in the possession of BUYER or under its control, and (b) PC DYNAMICS shall be entitled to take any and all actions which it may deem necessary or desirable in order to collect such unpaid Account Receivable. BUYER will, from time to time after such repurchase, execute and deliver to PC DYNAMICS such instruments and other documents as PC DYNAMICS may reasonably request to assist PC DYNAMICS in its collection efforts.

      6.3 In the event that any payment received by BUYER during the Collection Period is remitted by a customer which is indebted under both Accounts Receivable and an account receivable arising out of the sale of inventory in the ordinary course of business after the Closing Date (a "New Receivable"), such payments shall first be applied to the Accounts Receivable due from such customer and the balance remaining after payment in full of all Accounts Receivable due from such customer shall be applied to the New Receivable.

      6.4 BUYER will cooperate, at PC DYNAMICS' expense, with PC DYNAMICS in collecting any Accounts Receivable which are repurchased by PC DYNAMICS pursuant to this Section; provided, however, that the foregoing shall not require BUYER to be a party to any action brought by PC DYNAMICS to collect such Accounts Receivable.

      6.5 PC DYNAMICS hereby authorizes BUYER to open any and all mail addressed to the PC DYNAMICS (if delivered by BUYER) if received on or after the Closing Date and prior to the expiration of the Collection Period and hereby grants to BUYER a power of attorney to endorse and cash any checks or instruments made payable or endorsed to PC DYNAMICS or its order and received by BUYER.

      6.6 Any sums received by BUYER in respect of Accounts Receivable (and so identified by the relevant account debtor) after their repurchase by PC DYNAMICS pursuant to Section 6.1 hereof, shall be promptly transmitted by BUYER to PC DYNAMICS.

      Section 7.     Post-Closing, Consents: Nonassignable Contracts.

      7.1 If requested by BUYER after the Closing Date with respect to any Contract, PC DYNAMICS will cooperate with BUYER to obtain any third party consents with respect to such Contract: that was not obtained prior to the Closing Date and that is required to transfer and assign such Contract to BUYER in connection with the transactions contemplated by this Agreement. To the extent that the transfer or attempted transfer of any Contract could constitute a breach or a violation of any law, rule or regulation, nothing in this Agreement will constitute a transfer or an attempted transfer thereof or the assumption by BUYER of any liabilities or obligations arising thereunder or otherwise relating thereto.

      Section 8.       Employees

      8.1 BUYER shall deliver an offer of employment at least five days prior to the Closing Date to all of the employees listed on Schedule 6 attached hereto, each of whom has been employed by PC DYNAMICS in whole or in part in connection with the business of PC DYNAMICS. BUYER's offer shall be contingent upon the occurrence of the Closing and shall provide that all accrued but unused vacation earned by such employees while in the employ of PC DYNAMICS shall be carried over and honored by BUYER upon acceptance of BUYER's offer of employment. All employees who accept BUYER's offer of employment shall become employees of BUYER effective upon the Closing (such employees hereinafter referred to as the "Continuing Employees"). BUYER shall provide to PC DYNAMICS at the Closing a list of all Continuing Employees and PC DYNAMICS shall deliver a termination notice to each of the Continuing Employees of BUYER.

      Section 9.     Miscellaneous.

      9.1 No party will issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided that any party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will advise the other party prior to making such disclosure).

      9.2 Except as otherwise expressly provided by this Agreement, each of the parties hereto will bear all legal and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement.

      9.3 The provisions of this Agreement may be amended or waived only by a written agreement between PC DYNAMICS and BUYER. No course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will waive any rights of such parties.

      9.4 No party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement without the written consent of the other party hereto; provided that (i) PC DYNAMICS may assign this Agreement to M-Wave, Inc. and (ii) BUYER may assign this Agreement to a wholly-owned subsidiary of BUYER (provided that any such assignment shall nor relieve BUYER from any of its obligations under this Agreement). Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

      9.5 Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      9.6 This Agreement may be executed simultaneously in two or more counterparts any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

      9.7 The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      9.8 All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or two business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to PC DYNAMICS and BUYER at the addresses indicated below, or to such other address as a party may from time to time designate by notice to the other party given in accordance with this
 Section:

      If to
      PC DYNAMICS:   PC DYNAMICS, INC.
                     c/o M-Wave, Inc.
                     216 Evergreen Street
                     Bensenville, IL 60106
                     Attention: President


      If to
      BUYER:         PC DYNAMICS OF TEXAS, INC.
                     10501 FM 720 East
                     Frisco, Texas 75035
                     Attention:     D. Ronald Allen


      9.9 Except as otherwise expressly provided in this Agreement, this Agreement will not confer any rights or remedies upon any person or entity other than PC DYNAMICS, BUYER and their respected successors and permitted assigns.

      9.10 This Agreement and the other Transaction Documents constitute the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject manner hereof.

      9.11 The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

      9.12 The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      9.13 All questions concerning the construction, validity and interpretation of this Agreement and the Exhibits and Schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of Illinois. Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of Illinois or of the United States of America within Cook County, Illinois and by execution and delivery of this Agreement, each of the parties hereto hereby consents, for itself and in respect of its property, to the jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on grounds of forum non conveniens which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.


      IN WITNESS WHEREOF, the parties hereto have executed and deliver this Agreement as of the date first written above.


                               PC DYNAMICS CORPORATION


                               By:   /s/
                                    ---------------------
                               Its:
                                    ---------------------


                               PC DYNAMICS OF TEXAS, INC.


                               By:   /s/
                                    ---------------------
                               Its:
                                    ---------------------

 For purposes of Section 1.4
 of this Agreement:


 M-WAVE, INC.


 By:   /s/
      ----------------------
 Its:
      ----------------------